Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

- Form S-8	No. 33-34149	401(k) Retirement Plan

- Form S-8	No. 33-42778	1991 Incentive Stock Option Plan

- Form S-8	No. 33-53166	First Amended and Restated 1992 Nonqualified Stock Option Plan (formerly known as the Bob Evans Farms, Inc. Nonqualified Stock Option Plan)

- Form S-8	No. 33-69022	First Amended and Restated 1993 Long Term Incentive Plan for Managers (formerly known as the Bob Evans Farms, Inc. Long Term Incentive Plan for Managers)

- Form S-8	No. 33-55269	First Amended and Restated 1994 Long Term Incentive Plan (formerly known as the Bob Evans Farms, Inc. 1994 Long Term Incentive Plan)

- Form S-8	No. 333-74829	First Amended and Restated 1998 Stock Option and Incentive Plan (formerly known as the Bob Evans Farms, Inc. 1998 Stock Option and Incentive Plan)

- Form S-3	No. 333-74739	Dividend Reinvestment and Stock Purchase Plan

- Form S-8	No. 333-106016	401(k) Retirement Plan

- Form S-8	No. 333-141139	2006 Equity and Cash Incentive Plan
of our reports dated June 23, 2008, with respect to the consolidated financial statements of Bob Evans Farms, Inc., and the effectiveness of internal control over financial reporting of Bob Evans Farms, Inc. included in this Annual Report (Form 10-K) for the year ended April 25, 2008.
s/Ernst & Young LLP
Columbus, Ohio
June 23, 2008